                                                                   EXHIBIT 10.5

                           STOCK RESTRICTION AGREEMENT



        AGREEMENT ("Agreement") made and entered into as of the 1st day of April, 1998, by and between NATIONAL DELI CORPORATION, a Florida corporation ("Secured Party" or "Purchaser"), the undersigned shareholders of Secured Party (the "Shareholders," and each a "Shareholder"), and the undersigned Escrow Agent ("Escrow Agent").

                                R E C I T A L S:

        A. This Agreement is entered into in connection with the closing of the Asset Purchase Agreement, dated December 12, 1997, as amended (the "Purchase Agreement"), among certain parties hereto and certain other parties including Epicure Market, Inc., a Florida corporation ("Seller"), relating to the sale to Secured Party of certain assets and business of Seller ("Business").

        B. The Shareholders have entered into a contribution agreement with respect to their indemnification obligations to Purchaser under the Purchase Agreement, and the purpose of this Agreement is to provide some collateral security to Purchaser for certain potential sales tax obligations relating to the Business.

        NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, the parties hereto agree as follows:

        1. The Shareholders have this date delivered to Escrow Agent the stock certificates for the Stock Consideration they received in connection with the sale of the Business. The Shareholders have directed that the following shares of common stock of Jerry's Famous Deli, Inc., a California corporation ("JFD") be reissued to the Shareholders as indicated below to be held by Escrow Agent hereunder (collectively, the "Shares"):

NUMBER        PROPORTIONATE                 REGISTERED
OF SHARES        SHARE                        HOLDER
158,665           36%                       Harry Thal
220,368           50%                       Mitchell Thal
39,666             9%                       Naomi Thal
22,037             5%                       Harry Thal, as Personal Representative for the
                                            Estate of Edith Thal
440,736          100%

        2. As security for the full and prompt payment of the Indemnified Liability (as defined below), the Shareholders hereby deliver, pledge and grant to the Secured Party a continuing first priority security interest in the Shares, the certificate(s) representing the Shares and any and all proceeds thereof including, without limitation, any and all dividends, cash, instruments and other property from time to time received, receivable, or otherwise distributed in respect of, or in exchange for, any of the Shares (such proceeds and the Shares are collectively referred to herein as the "Collateral"). Concurrently with the execution hereof, for purposes of facilitating the administration and enforcement of Secured Party's security interest in the Collateral, each Shareholder has directed the Escrow Agent to hold hereunder the certificate(s) representing his Shares (the "Certificates") upon JFD's reissuance of the Certificates, and the Certificates for the balance of the Shareholders' Stock Consideration, together with a stock power duly endorsed in blank (copies of which certificate(s) and stock power are attached as Exhibit A hereto) for the Escrow Agent to hold pursuant to the terms of this Agreement. Purchaser shall have no rights or interest in the Shares or proceeds thereof or other Collateral except as expressly provided herein.

        3. The Escrow Agent hereby agrees to act as escrow agent as provided herein. The term "Proportionate Share" shall mean as to each Shareholder the percentage of the total number of Shares as set forth in Section 1 above.

        4. After the date (the "Release Date") upon which the Shareholders deliver to Purchaser and Escrow Agent a Transferee Liability Certificate issued at the Seller's request (and expense) by the Florida Department of Revenue (the "Department") stating that Purchaser is not liable for Florida sales tax liability of Seller under Section 212.10 of the Florida Statutes, including without limitation, sales tax, penalties, interest and other sums ("Tax Liability"), the Escrow Agent shall promptly and within 5 days thereafter deliver the Certificates and all other Collateral to the Shareholders.

               If, prior to the delivery of the Certificates to the Shareholders, the Department issues to Seller or Purchaser a final nonappealable assessment against Seller or Purchaser, or the Department initiates any collection or enforcement action against Purchaser, whichever earlier occurs ("Assessment Action") with respect to a Tax Liability, the Purchaser may, without waiving any other rights or remedies it may have, promptly give written notice of the Assessment Action and a copy thereof to the Shareholders and the Escrow Agent. If the Shareholders and/or Seller, as applicable, do not contest the Assessment Action within the time required under Department rules, and file such bond or other security acceptable to the Department to suspend any collection or enforcement action against Purchaser, or alternatively, pay the amount due under the Assessment Action, then, at Purchaser's option, it may deliver instructions to Escrow Agent to deliver to Purchaser for cancellation Certificates for each Shareholder's Shares having a value (based upon an agreed value of $2.67 per share) equal to each Shareholder's Proportionate Share of the Tax Liability to which the Assessment Action relates (a "Cancellation Notice").

               If, within 15 days after the Cancellation Notice is given (the 15th day being the "Cancellation Date"), the Tax Liability is not paid in full by the Seller and/or Shareholders (the "Indemnified Liability"), then the Escrow Agent shall promptly deliver to Purchaser for cancellation Certificates for each Shareholder's Shares in denominations sufficient to cover each Shareholder's Proportionate Share of the Indemnified Liability (based on a value of $2.67 per share). If the Indemnified Liability is paid in full by the Seller and/or Shareholders prior to the Cancellation Date, the Escrow Agent shall promptly deliver the Certificates and all other Collateral to the Shareholders. In the event that any claim is made against Escrow Agent or there is any other dispute in respect of the Certificates or the Shares or other Collateral, and provided there is no collection or enforcement action against Purchaser, the Escrow Agent shall:

               (a) Continue to hold the Certificates and other Collateral until the dispute is settled among the parties and the Escrow Agent receives (i) written instructions signed by Purchaser, Mitchell Thal and Harry Thal or such other person they designate in writing, as to the delivery of the Certificates and other Collateral, or (ii) a final nonappealable order from a court of competent jurisdiction stating to whom and in what amounts the Certificates and other Collateral should be released and delivered; or

               (b) At the Escrow Agent's discretion or if requested in writing by Purchaser or the Shareholders, commence an interpleader action and deposit the Certificates and other Collateral with any court of competent jurisdiction whereupon the Escrow Agent shall be relieved of any further obligations pursuant hereto.

               Upon delivery of any Certificates or other Collateral by Escrow Agent to the Shareholders, the Purchaser's security interest therein hereunder shall terminate as to such delivered Certificates.

        5. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:


        To Escrow Agent:            Katz, Barron, Squitero, Faust & Berman, P.A.
                                    2699 S. Bayshore Drive, 7th Floor
                                    Miami, Florida  33133
                                    Attn:  Howard L. Friedberg

        To: Purchaser:              National Deli Corporation
                                    12711 Ventura Boulevard, Suite 400
                                    Studio City, California 91604
                                    Attn:  Isaac Starkman

        To Shareholders:            c/o Mitchell Thal
                                    3100 Prairie
                                    Miami Beach, Florida  33140

        With a copy to:             Greenberg, Traurig, Hoffman, Lipoff,
                                    Rosen & Quentel, P.A.
                                    1221 Brickell Avenue
                                    Miami, Florida  33131
                                    Attn:  Gregory M. Marks


Notice given by personal delivery or registered mail with returned receipt shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next normal business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery with returned receipt. Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given. Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder.

        6. Entire Agreement; Successors and Assigns. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, supersedes any and all prior or contemporaneous agreements or understandings of the parties relating to the subject matter hereof, and may not be modified except in writing signed by all parties hereto. This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto. No party may assign any interest under this Agreement without the prior written consent of the other parties hereto. If any party assigns its interest under this Agreement, it will advise Escrow Agent as to the assignee replacing such party hereunder.

        7. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida.

        8. Counterparts. This Agreement may be executed in one or more counterparts with all such counterparts when taken together constituting one and the same agreement.

        9. Escrow. Escrow Agent is authorized and agrees by acceptance hereof to promptly deposit and to hold the Shares received by it in escrow and to disburse same subject to clearance thereof in accordance with the terms and conditions of this Agreement. Escrow Agent shall not disburse the Shares except in accordance with this Agreement or upon the prior written approval signed by Purchaser, Harry Thal and Mitchell Thal, or such other person they designate in writing. Failure of the clearance of funds shall not excuse performance by the depositor. In the event of doubt as to its duties or liabilities under the provisions of this Agreement, Escrow Agent may, in its sole discretion, continue to hold the monies or other items which are the subject of this escrow until a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or it may deposit all of the monies or other items then held pursuant to this Agreement with the Clerk of the Circuit Court of Dade County, Florida, and upon notifying all parties concerned of such action, all liability on the part of Escrow Agent shall fully terminate, except to the extent of accounting for any monies or other items theretofore delivered out of escrow. In the event of any suit wherein Escrow Agent is made a party by virtue of acting as such Escrow Agent hereunder, or in the event of any suit wherein Escrow Agent interpleads the subject matter of this escrow, Escrow Agent shall be entitled to recover reasonable attorneys= fees and costs incurred through all levels of proceedings, said fees and costs to be charged and assessed as court costs in favor of the prevailing party. All parties agree that Escrow Agent shall not be liable to any party or person whomsoever from misdelivery to any party of monies or other items subject to this escrow, unless such misdelivery shall be due to willful breach of this Agreement, or gross negligence on the part of Escrow Agent. The undersigned parties acknowledge that Escrow Agent has acted and is also acting herein as counsel to JFD and Purchaser and the undersigned parties have no objection thereto, with respect to this Agreement, any dispute arising herefrom or any other matter.

        10. Termination of Escrow. The escrow provided for herein shall terminate at such time as the Escrow Agent ceases to hold any Shares or other Collateral.


                            [Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned have executed this Stock Restriction Agreement as of the date first written above.

                                     SHAREHOLDERS:


                                     /s/ Harry Thal
                                     -------------------------------------------
                                     Harry Thal


                                     /s/ Mitchell Thal
                                     -------------------------------------------
                                     Mitchell Thal


                                     /s/ Naomi Thal
                                     -------------------------------------------
                                     Naomi Thal


                                     Estate of Edith Thal


                                     By:   /s/  Harry Thal
                                         ---------------------------------------
                                           Harry Thal, Personal Representative


                                     SECURED PARTY:

                                     Jerry's Famous Deli, Inc.



                                     By:    /s/  Isaac Starkman
                                         ---------------------------------------
                                          Isaac Starkman, as Chief Executive
                                          Officer



ESCROW AGENT:

Katz, Barron, Squitero, Faust &
  Berman, P.A.
By:   /s/  Howard L. Friedberg
   ---------------------------------------
     Howard L. Friedberg, Partner